As filed with the Securities and Exchange Commission on September 27, 2016

Registration No. 333-196549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2 to

Post-Effective Amendment No. 4

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

405 Park Avenue, 14th Floor

New York, New York 10022

(212) 415-6500

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Scott J. Bowman

Chief Executive Officer and President

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

405 Park Avenue, 14th Floor

New York, New York 10022

(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551

Approximate Date of Commencement of Proposed Sale to the Public: This Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 4 to Form S-11 Registration Statement (Registration No. 333-194135) is being filed to deregister all of the shares of common stock that were registered but unsold under the Registration Statement that remained unsold as of the termination of the offering.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, which was originally filed June 6, 2014 (file no. 333- 196549) (the “Registration Statement”) to register 125,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of American Realty Capital Global Trust II, Inc. (the “Company”) in connection with its primary offering (the “Offering”) and 26,315,789 shares of Common Stock in connection with its Distribution Reinvestment Plan (collectively, the “Securities”), is being filed to deregister all of the Securities not yet sold.

On August 26, 2016, the Offering lapsed in accordance with its terms. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Securities that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-11 and has duly caused such filing to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, the State of New York, on September 27, 2016.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE

/s/ Scott J. Bowman	Chief Executive Officer and President (Principal	September 27, 2016
Scott J. Bowman	Executive Officer)

/s/ Timothy Salvemini	Chief Financial Officer, Treasurer and Secretary	September 27, 2016
Timothy Salvemini	(Principal Financial Officer, Principal Accounting Officer)

/s/ Edward M. Weil, Jr.	Executive Chairman of the Board of Directors	September 27, 2016
Edward M. Weil, Jr.

*	Independent Director	September 27, 2016
Robert H. Burns

*	Independent Director	September 27, 2016
Lee M. Elman

*By:
/s/ Scott J. Bowman
Attorney-in-Fact